Execution

Amendment No. 1

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of June 11, 2018 (“Amendment Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of the Pax World Funds Series Trust I and Pax World Funds Series Trust III (each an “Investment Company”) on its own behalf and on behalf of each Portfolio of the Investment Company contained on Schedule B, separately and not jointly.

Background

BNYM and each Investment Company previously entered into the Transfer Agency And Shareholder Services Agreement, made as of August 26, 2017 (“Original Agreement”). The parties wish to amend the Original Agreement as set forth in this Amendment No. 1.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.       Modifications to Original Agreement. The Original Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B attached to Amendment No. 1 to Transfer Agency And Shareholder Services Agreement, dated as of June 11, 2018, between BNYM and each Investment Company.

2.       Adoption by New Fund. The Fund that has been added to Schedule B by virtue of this Amendment No. 1 acknowledges and agrees that by virtue of its execution of this Amendment No. 1: (i) it becomes a party to, and bound by all terms and conditions of, the Original Agreement for any period BNYM provided services prior to the Amendment Effective Date, and (ii) as of the Amendment Effective Date it becomes a party to, and bound by all terms and conditions of, the Original Agreement as amended by this Amendment No. 1. The term “Fund” has the same meaning in this Amendment No. 1 as it has in the Original Agreement.

3.       Remainder of Original Agreement. Except as specifically modified by this Amendment No. 1, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.       Governing Law. The governing law of the Original Agreement shall be the governing law of this Amendment No. 1.

5.       Entire Agreement. This Amendment No. 1 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

6.       Facsimile Signatures; Counterparts. This Amendment No. 1 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 1 or of executed signature pages to this Amendment No. 1 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 1.

Execution

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ William Blatchford

Name:	William Blatchford

Title:	Managing Director

Pax World Funds Series Trust I On behalf of the Investment Company and each Fund, each in its individual and separate capacity

By:	/s/ Joseph F. Keefe

Name:	Joseph F. Keefe

Title:	President

Pax World Funds Series Trust III On behalf of the Investment Company and each Fund, each in its individual and separate capacity

By:	/s/ Joseph F. Keefe

Name:	Joseph F. Keefe

Title:	CEO

Execution

SCHEDULE B

(Dated: June 11, 2018)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of August 26, 2017 between BNY Mellon Investment Servicing (US) Inc. and each of the Pax World Funds Series Trust I and Pax World Funds Series Trust III, on its own behalf and on behalf of the following Portfolios.

Portfolios

Pax World Funds Series Trust I

Pax Balanced Fund

Pax Core Bond Fund

Pax ESG Beta Dividend Fund

Pax ESG Beta Quality Fund

Pax Global Environmental Markets Fund

Pax Global Opportunities Fund1

Pax High Yield Bond Fund

Pax Large Cap Fund

Pax Mid Cap Fund

Pax MSCI EAFE ESG Leaders Index Fund

Pax Small Cap Fund

Pax World Funds Series Trust III

Pax Ellevate Global Women’s Leadership Fund (formerly, Pax Ellevate Global Women’s Index Fund)

[1]	Expected launch date for commencement of services on or about June 28, 2018.